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                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  48  DATED   September 2, 1997
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:           September 2, 1997   Issue Price:        99.500%
                      -----------------                     --------------
Original Issued Date: September 5, 1997   Principal Amount:  $750,000.00
                      -----------------                     --------------
                                          Interest Rate
Maturity Date:        September 5, 2002     Per Annum:        6.570%
                      -----------------                     --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms:
CUSIP - 57183HES6